SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2013

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 8 - Other Events

Item 8.01 - Other Events.

We have appointed Lesley Stolz, Ph.D. as Executive Vice President, Corporate Development. Dr. Stolz will have primary responsibility for interactions with both investors and corporate partners. Additionally, she will focus on identifying and implementing strategic initiatives for BioTime and its subsidiaries.  Dr. Stolz has more than 18 years of life science industry experience in corporate and business development.  Prior to joining BioTime, Dr. Stolz was vice president of business development of Sutro Biopharma, Inc., a company focused on protein therapeutics, where she was responsible for all corporate partnering activities as well as business strategy development and implementation, and capital raising.  Earlier in her career, Dr. Stolz worked with Sunesis Pharmaceuticals, Inc., Aerovance, Inc., and GPC Biotech AG in Munich, Germany.  Dr. Stolz holds a Ph.D. in chemistry from the University of Rochester, and a bachelor of science degree in chemistry from the University of Virginia. She conducted postdoctoral research at the Harvard Medical School Department of Biochemistry and Molecular Pharmacology.

Section 9 - Financial Statements and Exhibits

Item 9.01- Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release Dated August 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	August 21, 2013	By:	/s/ Michael D. West
Chief Executive Officer

Exhibit Number	Description
99.1	Press Release Dated August 21, 2013

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